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                                                                      [CNA LOGO]

Exhibit 99.1
FOR IMMEDIATE RELEASE
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CONTACT:

MEDIA:                                             ANALYSTS:
Charles M. Boesel, 312/822-2592                    Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167

         CNA FINANCIAL ANTICIPATES CLOSING APRIL 30, 2004 ON SALE OF ITS
                       INDIVIDUAL LIFE INSURANCE BUSINESS

CHICAGO, MARCH 30, 2004 --- CNA Financial Corporation (NYSE: CNA) today stated that the previously announced sale of its individual life insurance business to Swiss Re Life & Health America Inc. (Swiss Re), initially expected to close on March 31, 2004, is now anticipated to be completed on April 30, 2004, subject to certain customary closing conditions and regulatory approvals.

Neither party anticipates a problem with closing the transaction. The April 30th closing will help to ensure a smooth transition of the business from CNA to Swiss Re.

ABOUT CNA

CNA is the country's fourth largest commercial insurance writer and the 11th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

                           FORWARD-LOOKING STATEMENTS

This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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